Exhibit 3(a)
                            Certificate of Ownership

                            CERTIFICATE OF OWNERSHIP
                                     MERGING
                          UNION FINANCIAL INTERIM, INC.
                                      INTO
                        UNION FINANCIAL BANCSHARES, INC.
                         (PURSUANT TO SECTION 253 OF THE
                          CORPORATION LAW OF DELAWARE)


    Union Financial Bancshares, Inc., a corporation incorporated on the 20th day of April, 1994, pursuant to the provisions of the General Corporation Law of the State of Delaware does hereby certify that this corporation owns all the capital stock of Union Financial Interim, Inc., a corporation incorporated under the laws of the State of Delaware, and that this corporation, by resolutions of its Board of Directors duly adopted at a meeting held on the 21st day of March, 2006, and attached hereto, determined to and did merge into itself said Union Financial Interim, Inc. which resolutions are in the following words to wit:

    WHEREAS, the Board of Directors of Union Financial Bancshares, Inc. (the "COMPANY") has determined that it is advisable and in the best interests of the Company to change the corporate name of the Company to "Provident Community Bancshares, Inc.";

    WHEREAS, the Board of Directors has determined that, to avoid the expense of holding a stockholder vote on an amendment to the Company's Certificate of Incorporation, it is in the best interests of the Company to create a subsidiary of the Company (the "SUBSIDIARY") and subsequently to merge the Subsidiary with and into the Company, pursuant to Section 253 of the Delaware General
Corporation Law (the "SUBSIDIARY MERGER"), which permits the Company as the surviving corporation of such a merger to change its corporate title without the need for a vote of stockholders of the Company;

     WHEREAS, following the Subsidiary Merger, the Company will continue to operate under its Certificate of Incorporation and Bylaws in effect as of the effective date of the Subsidiary Merger;

    WHEREAS, all assets and property (real, personal, and mixed, tangible and intangible, chooses in action, rights, and credits) owned by the Subsidiary at the effective date of the Subsidiary Merger shall immediately become the property of the Company, and the Company shall be deemed to be a continuation of the Subsidiary, the rights and obligations of which and the duties and liabilities connected therewith shall succeed to the Company; and

    WHEREAS, the Subsidiary Merger does not effect any reclassification or change of any outstanding stock of the Company, and no shares of the Company's stock are to be issued or delivered in the Subsidiary Merger.

    NOW, THEREFORE, BE IT RESOLVED, that the President and Chief Executive Officer or his designees (the "OFFICERS") are directed to take any and all actions necessary to establish a subsidiary of the Company for the purpose of merging with and into the Company so as to effectuate the change in the corporate title of the Company;

    BE IT FURTHER RESOLVED, that the Company is authorized to subscribe for one hundred (100) shares of common stock, par value $0.01 per share, of the Subsidiary upon its organization;

    BE IT FURTHER RESOLVED, that the Subsidiary Merger be, and hereby is, approved and adopted in accordance with the foregoing terms and effective upon the date that the Certificate of Ownership is filed with the Secretary of the State of Delaware, and that the Officers are authorized and directed to make, execute and file said Certificate of Ownership;

    BE IT FURTHER RESOLVED, that the Officers of the Company be, and hereby are, authorized and directed to take all action necessary and proper to effectuate the Subsidiary Merger;

    BE IT FURTHER RESOLVED, that any actions taken by the Officers of the Company prior hereto in relation to the Subsidiary Merger are ratified, approved and confirmed;

    BE IT FURTHER RESOLVED, that pursuant to Section 253(b) of the General Corporation Law of the State of Delaware, the corporate title of the Company upon the filing of the Certificate of Ownership shall be changed to "Provident Community Bancshares, Inc.";

    BE IT FURTHER RESOLVED, that the Officers be, and hereby is, authorized to execute, deliver and file any agreement, instrument, certificate or any other document and to take any other action that such officer may deem necessary, convenient or appropriate to carry out the intent and purpose of the preceding resolution and to effectuate the transactions contemplated thereby.

    The effective time of the merger shall be 4:00 p.m., Eastern time on April 19, 2006.

     IN WITNESS WHEREOF, the Company has caused this certificate to be signed by its president and attested by its secretary, and its corporate seal to be hereto affixed, the 19th day of April, 2006.


                                    By:   /s/ DWIGHT V. NEESE
                                          --------------------------------------
                                          Dwight V. Neese
                                          President and Chief Executive Officer

ATTEST:

/s/ WANDA J. WELLS
------------------
Wanda J. Wells
Secretary


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